UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2021

_______________________________

ANSYS INC

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 ANSYS Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices) (Zip Code)

(844) 462-6797

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ANSS	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

(a) On February 24, 2021, ANSYS, Inc. ("Ansys") issued a press release announcing financial results for the fourth quarter and fiscal year 2020 ended December 31, 2020. Ansys also posted a copy of its prepared remarks about the completed quarter on the Investor Relations portion of its website. Copies of the press release and prepared remarks are furnished herewith as Exhibits 99.1 and 99.2, respectively.

(b) On February 24, 2021, Ansys posted on its website https://investors.ansys.com/ an investor presentation titled "Q4 and FY 2020 Investor Presentation," that will be complementary to the press release described above, as part of its earnings conference call to be held on February 25, 2021 at 8:30 a.m. Eastern Time.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press release dated February 24, 2021
Exhibit 99.2	Prepared remarks dated February 24, 2021
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS INC

Date: February 24, 2021	By:	/s/ Ajei S. Gopal
Ajei S. Gopal
President and Chief Executive Officer